TOTAL PAGES:   32

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM S-3D

REGISTRATION STATEMENT

Under The Securities Act of l933

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation or organization)

22-1897375

(I.R.S. Employer Identification No.)

Juniper Business Plaza, Suite 3-C, 3499 Route 9 North, Freehold, New Jersey 07728

 (Address, including zip code, and telephone number, including area of registrant’s principal executive offices)

Eugene W. Landy, Esq., Juniper Business Plaza, Suite 3-C, 3499 Route 9 North, Freehold, New Jersey 07728

(Name and Address, including zip code, of agent for service)

Telephone No. 732-577-9996

(Telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public is as soon as possible after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box :               X

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 145 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plan, check the following box:    ____

Title of Each Class		Proposed	Proposed
Class of		maximum	maximum
Securities		offering	aggregate	Amount of
To be	Amount to be	price per	offering	Registration
Registered	Registered	Unit*	Price	Fee

Common Shares	3,000,000	$9.38	$28,140,000	$3,224.84

*Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and based upon the average of the high and low prices on the NYSE on March 1, 2012.

PROSPECTUS

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Juniper Business Plaza

Suite 3-C, 3499 Route 9 North

Freehold, New Jersey 07728

732-577-9996

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

The Dividend Reinvestment and Stock Purchase Plan (the “Plan”) of Monmouth Real Estate Investment Corporation (“MREIC”) described herein provides holders of MREIC’s Shares of Common Stock (“Shares of Common Stock” or “Shares”) with a simple and convenient method of investing cash dividends and optional cash payments in additional Shares of Common Stock without payment of any trading fees or service charge.  The Shares are listed and traded on the NYSE under the symbol “MNR.”

The proceeds of dividends reinvested in the Plan and optional cash payments will be used to purchase Shares of MREIC in the open market or original issue Shares of Common Stock from MREIC, based solely on the discretion of MREIC.  The price of Shares purchased in the open market will be 100% of the market price, while the price of original issue Shares of Common Stock purchased directly from MREIC with reinvested dividends and optional cash payments will be at 95% of the market price (see Question 16 herein).

Participants in the Plan may:

•

Automatically reinvest cash dividends on all Shares registered in their names.

•

Automatically reinvest cash dividends on less than all of the Shares registered in their names and continue to receive cash dividends on the remaining Shares.

•

Invest by making optional cash payments at any time of not less than $500 per payment nor more than $1,000 per month, unless a Request for Waiver has been accepted by MREIC pursuant to Question 12 herein, whether or not any dividends on Shares registered in the participant’s name are being reinvested. Optional cash payments will be invested monthly, generally on the Investment Date.

Holders of Shares of Common Stock who do not choose to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner.

IT IS SUGGESTED THAT THIS PROSPECTUS BE RETAINED FOR FUTURE REFERENCE.

MREIC reserves the right to terminate the Plan at any time.

The Plan does not represent a change in MREIC’s dividend policy or a guarantee of future dividends. Dividends will continue to depend on earnings, financial requirements, and other factors.

This Prospectus relates to up to 3,000,000 Shares of Common Stock with $.0l par value.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MREIC.  NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MREIC SINCE THE DATE HEREOF.  THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY MREIC OR ANY AGENT OF MREIC OR ANY OTHER PERSON TO SELL SECURITIES IN ANY STATE IN WHICH SUCH OFFER WOULD BE UNLAWFUL.  THIS PROSPECTUS RELATES ONLY TO THE SHARES OF MREIC OFFERED HEREBY AND IS NOT TO BE RELIED UPON IN CONNECTION WITH THE PURCHASE OR SALE OF ANY OTHER SECURITIES OF MREIC.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The date of this Prospectus is March 2, 2012

TABLE OF CONTENTS

AVAILABLE INFORMATION	5
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	5
THE COMPANY	7
DESCRIPTION OF THE DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN	7
PURPOSE	7
ADVANTAGES	7
ADMINISTRATION	8
ELIGIBILITY	8
PARTICIPATION	9
OPTIONAL CASH PAYMENTS	10
WAIVER OF MAXIMUM LIMITS	11
PURCHASES	12
COSTS	13
DIVIDENDS	14
REPORTS TO PARTICIPANTS	14
CERTIFICATES FOR SHARES	14
WITHDRAWAL FROM THE PLAN	15
OTHER INFORMATION	15
NEITHER MREIC NOR THE AGENT CAN ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON SHARES PURCHASED UNDER THE PLAN	17
SPECIAL RULES TO PROTECT MREIC’S STATUS AS A QUALIFIED REAL ESTATE INVESTMENT TRUST (“REIT”) UNDER THE PROVISIONS OF THE INTERNAL REVENUE CODE	18
USE OF PROCEEDS	18
EXPERTS	19
INDEMNIFICATION	19

AVAILABLE INFORMATION

MREIC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the Securities and Exchange Commission (“Commission”) relating to its business, financial position, results of operations and other matters.  Information as of particular dates concerning the Directors is disclosed in proxy statements.  Such reports, proxy statements and other information can be inspected at the Public Reference Room of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C.; and at certain of its Regional Offices, located at Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois; Room 1102, Federal Building, 26 Federal Plaza, New York, New York; and 5757 Wilshire Boulevard, Suite 500 East, Los Angeles, California.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  Our filings with the Commission, including the Registration Statement with respect to the Shares of Common Stock offered hereby, are also available to you on the SEC’s website (http://www.sec.gov).  We also have a website (www.mreic.com) through which you may access our recent filings with the Commission.  Information contained on our website is not part of this prospectus.  In addition, you may look at our filings with the Commission at the offices of the New York Stock Exchange Euronext, which is located at 11 Wall Street, New York, New York 10005.  Our filings with the Commission are available at the NYSE because our Common Stock is listed and traded on the NYSE under the symbol “MNR.”

MREIC has filed with the Commission a Registration Statement under the Securities Act of 1933 with respect to the Shares of Common Stock offered hereby.  This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission.  For further information pertaining to MREIC, the Shares of Common Stock and related matters, reference is made to such Registration Statement, including the exhibits incorporated therein by reference or filed as a part thereof.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

As the successor to Monmouth Real Estate Investment Corporation, a Delaware corporation (“Monmouth Delaware”), MREIC incorporates by reference the documents listed below:

•

Our Annual Report on Form 10-K as of September 30, 2011, as filed with the Commission on December 12, 2011.

•

Our Current Report on Form 10-Q, as filed with the Commission on February 8, 2012.

•

Our Current Report on Form 8-K, as filed with the Commission on February 9, 2012.

•

Our Current Report on Form 8-K/A, as filed with the Commission on February 29, 2012.

•

The description of MREIC’s Shares, $.01 par value, which is contained in a registration statement filed under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

•

We also incorporate by reference into this prospectus all documents that we may subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering, provided, however, that we are not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless, and to the extent, specified in any such Current Report on Form 8-K.  Any statement herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The foregoing documents incorporated by reference in this Prospectus (not including exhibits to the information that are incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates) will be provided without charge to each person to whom a prospectus is delivered, upon written or oral request of such person, made to Shareholder Relations, Monmouth Real Estate Investment Corporation, Juniper Business Plaza, Suite 3-C, 3499 Route 9 North, Freehold, New Jersey 07728 (telephone number 732-577- 9996).

No person has been authorized to give any information, or to make any representations other than those contained in this Prospectus or referred to herein, and, if given or made, such other information or representation must not be relied upon as having been authorized by MREIC.  This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.  The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to the date hereof.

This Prospectus relates to the Shares of Common Stock of MREIC registered for sale under the Plan.  It is suggested that this Prospectus be retained for future reference.

THE COMPANY

MREIC is a corporation organized under the laws of Maryland.  MREIC’s principal executive offices are located at Juniper Business Plaza, Suite 3-C, 3499 Route 9 North, Freehold, New Jersey 07728.  MREIC’s telephone number is 732-577-9996.

DESCRIPTION OF THE DIVIDEND REINVESTMENT
AND STOCK PURCHASE PLAN

The Dividend Reinvestment and Stock Purchase Plan (the “Plan”) for holders of Shares of Common Stock of MREIC is set forth in the following questions and answers:

For further information concerning the Plan, please address correspondence:

Shareholder Relations

Monmouth Real Estate Investment Corporation

Juniper Business Plaza, Suite 3-C

3499 Route 9 North

Freehold, New Jersey 07728

PURPOSE

1.

What is the purpose of the Plan?

The purpose of the Plan is to provide holders of record of Shares of Common Stock of MREIC with a convenient and economical way of investing cash dividends and optional cash payments in Shares of Common Stock of MREIC at market price or a 5% discount from the market price prior to investment (see Question 16) and without payment of any trading fees or service charge.  Since such Shares of Common Stock will be purchased from MREIC or on the open market, MREIC will receive additional funds to make investments in real estate and for other purposes.

ADVANTAGES

2.

What are the advantages of the Plan?

By participating in the Plan:

•

You may purchase Shares of Common Stock of MREIC at market price or at a 5% discount from the market price (see Question 16) by reinvesting cash dividends on all or less than all of the Shares of Common Stock registered in your name.

•

You may purchase additional Shares of Common Stock by making optional cash payments at any time of not less than $500 per payment nor more than $1,000 per month, unless a Request for Waiver has been accepted by MREIC pursuant to Question 12 herein.

•

You pay no trading fees or service charge in connection with investments under the Plan.

•

Recordkeeping is simplified under the Plan by the provision of a statement of account to each participant.

•

You are assured safekeeping of Shares of Common Stock credited to your account because certificates are not issued unless requested.

ADMINISTRATION

3.

Who administers the Plan?

American Stock Transfer & Trust Company (the “Agent”) administers the Plan and certain administrative support.  On behalf of participants, the Agent keeps records, sends statements of account after each purchase to participants and performs other duties relating to the Plan.  The Agent purchases Shares of Common Stock as agent for participants in the Plan and credits the shares to the accounts of the individual participants.

The Agent can be contacted by phone at 1-888-556-0426, via its website at www. amstock.com, or by mail at P.O. Box 922, Wall Street Station, New York, New York 10269-0560.

ELIGIBILITY

4.

Who is eligible to participate?

(a)

Shareholders of Record

All holders of record of Shares of Common Stock are eligible to participate in the Plan.

(b)

Beneficial Owners of Shares of Common Stock

Beneficial owners, whose Shares of Common Stock are registered in names other than their own (for instance, in the name of a broker or bank nominee), may not participate in the reinvestment of cash dividends on such Shares of Common Stock.  Nevertheless, the shareholder, all of whose Shares of Common Stock are in street name or nominee name, may participate in the optional cash payment provisions by completing and sending in the Authorization Card certifying that he is a shareholder of MREIC.

5.

How is the Plan to be interpreted?

Any question of interpretation arising under the Plan will be determined by MREIC and any such determination will be final.

PARTICIPATION

6.

How do Holders of Shares of Common Stock join the Plan?

A holder of record of Shares of Common Stock may join the Plan at any time by completing and signing an Authorization Card and returning it to the Agent.  An Authorization Card may be obtained at any time by writing to Monmouth Real Estate Investment Corporation, Juniper Business Plaza, Suite 3-C, 3499 Route 9 North, Freehold, New Jersey 07728.

7.

What does the Authorization Card provide?

If you check the appropriate box on the Authorization Card, you may elect “Full Dividend Reinvestment” and the Agent will apply all cash dividends on all the Shares of Common stock then or subsequently registered in your name, together with any optional cash payments, toward the purchase of Shares of Common Stock.

If you elect to reinvest dividends on only a portion of your Shares of Common Stock, you should check the “Partial Dividend Reinvestment” box on the Authorization Card and the Agent will reinvest cash dividends on only the number of whole Shares of Common Stock you specify on the Authorization Card, together with any optional cash payments, toward the purchase of Shares of Common Stock, and will pay cash dividends on the rest of your Shares.

If the “Optional Cash Payments” box on the Authorization Card is checked, you will continue to receive cash dividends on Shares of Common Stock in the usual manner, but the Agent will apply any optional cash payment received with the Authorization Card or with a subsequent payment form (see Question 11) to the purchase of Shares of Common Stock under the Plan.

The Authorization Card also provides a certification to be signed by beneficial owners whose Shares of Common Stock are held in street or nominee name who wish to participate in the optional cash payment provisions.

The Agent will reinvest automatically any subsequent dividends on the Shares of Common Stock credited to your account under the Plan.  The Plan, in other words, operates so as to reinvest dividends on a cumulative basis on the Shares of Common Stock designated on your Authorization Card and on all Shares of Common Stock accumulated and held in your Plan account, until you specify otherwise by notice in writing delivered to the Agent or withdraw from the Plan altogether, or until the Plan is terminated.  See Question 29 for the consequences of sales of Shares of Common Stock subject to the Plan.

8.

What are my options under the Plan?

By marking the appropriate spaces on the Authorization Card, you may choose among the following investment options:

•

To reinvest cash dividends automatically on all Shares of Common Stock now and subsequently registered in your name at market price or 95% of the market price (see Question 16 for a description of how this is computed), as applicable.

•

To reinvest cash dividends automatically on less than all of the Shares of Common Stock registered in your name (a specified number of full shares) at market price or 95% of the market price, as applicable, and to continue to receive cash dividends on the remaining Shares of Common Stock.

•

To invest by making optional cash payments at any time in any amount not less than $500 per payment nor more than $1,000 per month, unless a Request for Waiver has been accepted by MREIC pursuant to Question 12 herein, whether or not any dividends are being automatically reinvested, at market price or 95% of the market price, as applicable.

9.

May I change options under the Plan?

Yes.  You may change options under the Plan at any time by completing and signing a new Authorization Card and returning it to the Agent.  The answer to Question 6 tells how to obtain an Authorization Card.  Any change concerning the reinvestment of dividends must be received by the Agent prior to the record date for a dividend (see Question 10) in order for the change to become effective with that dividend.

10.

When will investment of dividends respecting Shares of Common Stock start?

If your Authorization Card is received by the Agent prior to the record date for determining the holders of shares entitled to receive the next dividend, reinvestment of your dividends will commence with the next dividend.  The record dates for dividend payments on the Shares of Common Stock are generally on or about February l5, May l5, August l5 and November l5.  If your Authorization Card is received subsequent to the record date, reinvestment of your dividends (or designated portion thereof) will not start until payment of the next following dividend.

OPTIONAL CASH PAYMENTS

11.

How does the cash payment option work?

Each participant in the Plan may invest in additional Shares of Common Stock by making optional cash payments at any time.  Participants in the Plan have no obligation to make any optional cash payments.  Optional payments may be made at irregular intervals and the amount of each optional payment may vary, but no optional payment may be less than $500 and the total optional payments invested by each owner of Shares of Common Stock may not exceed $1,000 per month, unless a Request for Waiver has been accepted by MREIC pursuant to Question 12 herein.

An optional cash payment may be made by enclosing a check or money order with the Authorization Card when enrolling and thereafter by forwarding a check or money order to the Agent with a payment form which will be attached to each statement of account.  Checks and money orders must be in United States dollars and should be made payable to “American Stock Transfer & Trust Company”. No interest will be paid on optional cash payments held by the Agent pending the purchase of Shares of Common Stock.  (See Questions 14 and 15).

Optional cash payments must be received by the Agent by the tenth (10th) day of each calendar month.  Cash payments received by the Agent subsequent to that date will be applied to the next month’s optional investment.

WAIVER OF MAXIMUM LIMITS

12.

May I make an optional cash payment in excess of $1,000 per month?

Optional cash investments in excess of $1,000 per month may be made only pursuant to a Request for Waiver accepted by MREIC.  Participants who wish to submit an optional cash investment in excess of $1,000 for any Investment Date must obtain the prior approval of MREIC.  A Request for Waiver should be directed to Shareholder Relations at MREIC via telephone at 732-577-9996.  MREIC has sole discretion to grant any approval for optional cash investments in excess of the allowable maximum amount.  In deciding whether to approve a Request for Waiver, MREIC will consider relevant factors including, but not limited to, MREIC’s need for additional funds, the attractiveness of obtaining such additional funds through the sale of Common Stock as compared to other sources of funds, the purchase price likely to apply to any sale of Common Stock, the participant submitting the request, the extent and nature of such participant’s prior participation in the Plan, the number of Shares of Common Stock held of record by such participant, and the aggregate amount of optional cash investments in excess of $1,000 for which Requests for Waiver have been submitted by all participants.

If Requests for Waiver are submitted for any Investment Date for an aggregate amount in excess of the amount MREIC is then willing to accept, MREIC may honor such requests in order of receipt, pro rata or by any other method that MREIC determines to be appropriate.  With regard to optional cash investments made pursuant to a Request for Waiver, the Plan does not provide for a predetermined maximum limit on the amount that a participant may invest or on the number of shares that a participant may purchase.

MREIC does not anticipate approving any single participant Requests for Waiver to purchase more than one percent (1%) of the outstanding shares of MREIC on an annual basis.  MREIC will generally grant Requests for Waiver where the participant is requesting to make one optional cash investment in lieu of making a series of investments over the next twelve (12) month period and so specifies in the participant’s written request.

In no event will MREIC be able to issue more shares in total than the number of shares registered for sale.

PURCHASES

13.

What is the source of Shares of Common Stock purchased under the Plan?

 Shares of Common Stock purchased under the Plan come through purchases of MREIC Shares on the open market or from authorized but unissued Shares of Common Stock of MREIC.  You will pay no service fees, brokerage trading fees or other charges on purchases under the Plan whether shares are newly issued or purchased in the open market.

14.

When will dividends and optional cash payments be invested in Shares of Common Stock?

Reinvestment of dividends will be made on the date when the dividend becomes payable.  Participants will become owners of Shares of Common Stock purchased under the Plan as of the date of purchase.  Optional cash payments must be received by the Agent by the tenth (10th) day of each month.  Optional cash will be invested monthly on the Investment Date.

15.

What is the Investment Date?

The Investment Date for dividends will be the Dividend Payment Date.  Dividend payment dates are generally March 15, June 15, September 15 and December 15.  For optional cash payments, the Investment Date will be the Dividend Payment Date in months having dividends payable or otherwise on the fifteenth (15th) of each month.  If an Investment Date falls on a Saturday, Sunday or holiday, the Investment Date will be the next business day.

16.

What will be the price of Shares purchased under the Plan?

 Price of Common Stock Purchased in the Open Market.  If the Agent purchases Shares in the open market, the purchase price per share will be the weighted average purchase price per share paid by the Agent for all of the Shares purchased.  In determining the weighted average purchase price, we may aggregate purchases made for both dividend reinvestment and optional cash purchases, or make independent calculations, in our sole discretion.

Price of Common Stock Purchased from Us.  If the Agent purchases Shares directly from MREIC, the price at which the Shares will be purchased will be the higher of 95% of the average of the daily high and low sales prices of MREIC’s Common Stock on the NYSE on the four trading days including and preceding the Investment Date, or 95% of the average of the high and low sale prices of MREIC’s Common Stock on the NYSE on the Investment Date.    In the event there is no trading in the Shares, or if for any reason MREIC and the Agent have difficulty in determining the price of the Shares to be purchased under the Plan, then MREIC, in consultation with the Agent, will use such other public report or sources as MREIC deems appropriate to determine the market price and the appropriate 5% discount.  If the reinvestment price involves a decimal which is not equal to one-eighth of a point, the reinvestment price will be rounded up to the next higher one-eighth of a point.

If you wish to find out at any time whether we are then offering a discount under the Plan, you may call our Investor Relations Department at (732) 577-9996.

17.

How will the number of Shares of Common Stock purchased for me be determined?

The number of Shares of Common Stock that will be purchased for you on any Investment Date will depend on the amount of your dividends to be invested, the amount of any optional cash payments and the applicable purchase price of the Shares of Common Stock that results from dividing the aggregate amount of dividends and optional payments to be invested by the applicable purchase price.  Partial Shares will be credited to your account.  At any time when you withdraw from the Plan or request all Shares to be transferred to your name, the partial share will be paid in cash.

COSTS

18.

Are there any costs to me for my purchases under the Plan?

There are no trading fees for purchases of Shares of Common Stock under the Plan.  All costs of administration of the Plan will be paid by MREIC.  Brokers and nominees may impose charges or fees in connection with their handling of participation in the Plan by nominee and fiduciary accounts.

DIVIDENDS

19.

Will dividends be paid on Shares of Common Stock held in my Plan account?

Yes.  Any cash dividends declared on Shares of Common Stock are automatically reinvested in additional shares and credited to your account.

REPORTS TO PARTICIPANTS

20.

What reports will be sent to participants in the Plan?

Following each purchase of Shares of Common Stock for your account, the Agent will mail to you a statement of account showing amounts invested, the purchase price (see Question 16), the number of Shares purchased, and other information for the year to date.  Each participant will receive a Form 1099 showing income reportable for Federal income tax purposes following the final purchase in each calendar year (see Question 29).  These statements are your record of the cost of your purchases and should be retained for income tax and other purposes.  In addition, during the year you will receive copies of the same communications sent to all other holders of Shares of Common Stock.

CERTIFICATES FOR SHARES

21.

Will I receive certificates for Shares of Common Stock purchased under the Plan?

Shares of Common Stock purchased by the Agent for your account will be registered in the name of the Agent’s nominee and certificates for such Shares will not be issued to you until requested.  The total number of Shares credited to your account will be shown on each statement of account.  This custodial service helps to protect you against the risk of loss, theft or destruction of stock certificates.

Certificates for any number of whole Shares credited to your account will be issued to you at any time upon written request to the Agent.  Cash dividends with respect to Shares represented by certificates issued to you will continue to be automatically reinvested.  Any remaining Shares will continue to be credited to your account.

If the written request to the Agent is for certificates to be issued for all Shares credited to your account, any partial share will be paid in cash.

Certificates for partial shares will not be issued under any circumstances.

22.

May Shares of Common Stock in my Plan account be pledged?

No.  You must first request that certificates for Shares credited to your Plan account be issued to you (see Question 21) before you can pledge such Shares.

23.

In whose name will certificates be registered and issued?

When issued, certificates for Shares of Common Stock will be registered in the name in which your Plan account is maintained.  For holders of record, this generally will be the name or names  in  which  your   Share   certificates are registered   at the time you

enroll in the Plan.  Upon written request, Shares will be registered in any other name, upon the presentation to the Agent of evidence of compliance with all applicable transfer requirements (including the payment of any applicable transfer taxes).

WITHDRAWAL FROM THE PLAN

24.

When may I withdraw from the Plan?

You may withdraw from the Plan at any time.  If your request to withdraw is received by the Agent prior to the record date for determining the holders entitled to receive the next dividend respecting any Shares of Common Stock held by you, your request will be processed following receipt of the request by the Agent.  If your request to withdraw is received by the Agent subsequent to the record date for determining the holders entitled to receive the next dividend respecting such Shares of Common Stock but before payment of the dividend, the dividend will be reinvested for your account and your request for withdrawal will be processed promptly thereafter.

After your request for withdrawal has become effective, all dividends will be paid in cash to you unless and until you re-enroll in the Plan, which you may do at any time.

25.

How do I withdraw from the Plan?

In order to withdraw from the Plan, please complete the tear-off portion of any Plan statement and send it to American Stock Transfer & Trust Company, P.O. Box 922, Wall Street Station, New York, New York 10269-0560, or access your account on-line at www.amstock.com, or call the toll free number at 1-888-556-0426.  When you withdraw from the Plan, or upon termination of the Plan by MREIC, certificates for Shares credited to your account under the Plan will be issued to you.  Any partial share will be paid in cash.

OTHER INFORMATION

26.

What happens if I sell or transfer Shares of Common Stock registered in my name?

If you dispose of all Shares of Common Stock registered in your name, the dividends on the Shares credited to your Plan account will continue to be reinvested until you notify the Agent that you wish to withdraw from the Plan.

27.

What happens if MREIC issues a stock dividend, declares a stock split or has a rights offering?

Any stock dividends or split shares distributed by MREIC on Shares of Common Stock credited to your Plan account will be added to your account.  Stock dividends or split shares distributed on Shares of Common Stock for which you hold certificates will be mailed directly to you in the same manner as to shareholders who are not participating in the Plan.

In a regular rights offering, as a holder of record you will receive rights based upon the total number of Shares of Common Stock owned; that is, the total number of Shares for which you hold certificates and the total number of Shares held in your Plan account.

The Company reserves the right to either curtail or suspend transaction processing until the completion of any stock dividend, stock split or corporation action.

28.

Can I vote shares in my Plan account at meetings of shareholders?

Yes.  You will receive a proxy for the total number of Shares of Common Stock held, both the Shares for which you hold certificates and those credited to your Plan account.  The total number of Shares of Common Stock held may also be voted in person at a meeting.

If the proxy is not returned or if it is returned unsigned, none of your Shares of Common Stock will be voted unless you vote in person.

29.

What are the Federal income tax consequences of participation in the Plan?

Under Internal Revenue Service rulings in connection with similar plans, dividends reinvested will be treated as taxable notwithstanding the dividends are reinvested in stock.  Under prior Internal Revenue Service rulings, it was assumed the 5% discount, if offered, was also taxable.  Recent Internal Revenue Service rulings suggest that the 5% is a reduced taxable basis for the shares received.  Shareholders should consult their own tax consultant on the proper tax treatment of the discount.

Distributions of real estate investment trusts are treated as dividends to the extent a real estate investment trust has earnings and profits for Federal income tax purposes.  To the extent that the amount so distributed by MREIC exceeds the current and accumulated earnings and profits of MREIC, such excess would be treated for Federal income tax purposes as a return of capital to the shareholder.  Each participant will receive a Form 1099 showing total dividend income, the amount of any return of capital distribution and the amount of any capital gain dividend for the year.

The holding period of Shares of Common Stock acquired under the Plan, whether purchased with dividends or optional cash payments, will begin on the day following the date on which the Shares were purchased for your account.

As a participant in the Plan you will not realize any taxable income when you receive certificates for whole Shares credited to your account, either upon your request for such certificates or upon withdrawal from or termination of the Plan.  However, you will recognize gain or loss (which, for most participants, will be capital gain or loss) when whole Shares acquired under the Plan are sold or exchanged after your withdrawal from or the termination of the Plan.  If such gain or loss is capital, it will be long-term capital gain or loss if the shares sold are held for more than one year and will be short-term capital gain or loss if the Shares sold are held for one year or less.

30.

What is the responsibility of MREIC and the Agent under the Plan?

Neither MREIC nor the Agent nor its nominees, in administering the Plan, will accept liability for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon such participant’s death prior to receipt of notice in writing of such death.

NEITHER MREIC NOR THE AGENT CAN ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON SHARES PURCHASED UNDER THE PLAN.

31.

How are income tax withholding provisions applied to participants?

In the case of foreign participants who elect to have their dividends reinvested or who elect to make optional cash payments and whose dividends are subject to United States income tax withholding, an amount equal to the dividends payable to such participants who elect to reinvest dividends, or the amount of the optional cash payment made by a participant, less the amount of tax required to be withheld, will be applied by the Agent to the purchase of Shares of Common Stock.  A Form 1042S, mailed to each foreign participant after the final purchase of the calendar year, will show the amount of tax withheld in that year.  A Form 1099 will be mailed to domestic participants in the event that Federal income tax withholding is imposed in the future on dividends to domestic participants.

32.

May the Plan be changed or discontinued?

MREIC reserves the right to modify, suspend or terminate the Plan at any time.  All participants will receive notice of any such action.  Any such modification, suspension or termination will not, of course, affect previously executed transactions.  MREIC also reserves the right to adopt, and from time to time change, such administrative rules and regulations (not inconsistent in substance with the basic provisions of the Plan then in effect) as it deems desirable or appropriate for the administration of the Plan.  The Agent reserves the right to resign at any time upon reasonable written notice to MREIC.

The purpose of the Plan is to provide shareholders with a systematic and convenient method of investing dividends and optional cash payments for long-term investment.  Use of the Plan for any other purpose is prohibited.

MREIC reserves the right to return optional cash payments to subscribing shareholders if, in MREIC’s  opinion,  the investment is not  consistent  with the purposes of the Plan.  Shareholders who establish multiple accounts to circumvent the $1,000 per month limit on optional cash investments are subject to MREIC’s right to return all optional cash payments.

________________________________________

After the closing of the offering, all investors will be provided annually with consolidated financial statements of Monmouth Real Estate Investment Corporation, including a balance sheet and the related statements of income, shareholders’ equity and cash flows, accompanied by an independent registered public accounting firm’s report stating that an audit of such financial statements has been made in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), stating the opinion of the independent registered public accounting firm with respect to the consolidated financial statements.

SPECIAL RULES TO PROTECT MREIC’S STATUS AS A QUALIFIED REAL ESTATE INVESTMENT TRUST (“REIT”) UNDER THE PROVISIONS OF THE
INTERNAL REVENUE CODE

MREIC reserves the right not to issue shares under the Plan to any shareholder holding more than 3% of MREIC’s Shares.  These shareholders may use the Plan both for dividend reinvestment and for optional cash payments but no Shares will be issued to any shareholder if the issuance could provide for the disqualification of MREIC as a REIT under the provisions of the Internal Revenue Code.  The decision of MREIC in this regard is final and the particular shareholders’ only right shall be the return of any optional cash payment and the return of dividends in cash.

MREIC also reserves the right to return optional cash payments to subscribing shareholders if, in MREIC’s opinion, the investment is not consistent with the purposes of the Plan.  This provision would cover shareholders who sell short shares on the NYSE and use the optional cash payment solely for purposes of attempting to earn the 5% differential.  This provision can also be invoked to prevent any shareholder from creating multiple optional cash payment accounts.  The purpose of the Plan is to provide shareholders with a systematic and convenient method of investing dividends and optional cash payments for long-term investment.  Use of the Plan for any other purpose is prohibited.

USE OF PROCEEDS

MREIC has no basis for estimating precisely either the number of Shares of Common Stock that ultimately may be sold pursuant to the Plan or the prices at which such Shares will be sold.  However, MREIC proposes to use the net proceeds from the sale of Shares of Common Stock pursuant to the Plan, when and as received, to make investments in real estate and for other purposes.  MREIC considers the Plan to be a cost-effective means of expanding its equity capital base and furthering its investment objectives while at the same time benefiting holders of Shares of Common Stock.

EXPERTS

The consolidated financial statements and schedule of MREIC as of September 30, 2011 and 2010 and for each of the years in the three-year period ended September 30, 2011, included in MREIC’s Annual Report on Form 10-K for the year ended September 30, 2011, have been incorporated by reference herein in reliance upon the report of PKF O’Connor Davies, a division of O’Connor Davies, LLP (formerly PKF), incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Mr. Eugene Landy has delivered an opinion regarding the legality of the Shares offered hereby.  Mr. Landy is also the Chief Executive Officer and a Director of MREIC and owns approximately 5% of the outstanding Shares of MREIC.

INDEMNIFICATION

The Maryland General Corporation Law (“MGCL”) requires a corporation, unless its charter provides otherwise, which MREIC’s charter does not, to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which the person is made a party by reason of his or her service in that capacity.  The MGCL permits a corporation to indemnify its present and former directors and officers, among others, in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless certain conditions are established. MREIC’s Articles of Incorporation provide for indemnification of directors and officers to the full extent permitted or allowed under Maryland law.  In addition, MREIC has entered into indemnification agreements with its directors and certain of its officers which generally provide that the Company is required to indemnify such persons to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to indemnify its directors, officers or persons controlling MREIC pursuant to the foregoing provisions, MREIC has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.

Other Expenses of Issuance and Distribution

Inapplicable.

Item 15.

Indemnification of Directors and Officers

MREIC is organized in the State of Maryland. The Maryland General Corporation Law ("MGCL") permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper personal benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

The MGCL requires a corporation to indemnify its present and former directors or officers who have been successful, on the merits or otherwise, in the defense of any proceeding to which the person is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and  (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful.

The indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the Maryland corporation, indemnification may not be made in respect of any proceeding in which the director or officer has been adjudged to be liable to the corporation.

In addition, a director or officer of a Maryland corporation may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent or an entry of an order of probation prior to judgment creates a rebuttal presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director or officer did not meet the requisite standard of conduct for permitted indemnification.

As a condition to advancing expenses to a director who is a party to a proceeding, the MGCL requires MREIC to obtain (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by MREIC and (b) a written statement by or on his or her behalf to repay the amount paid or reimbursed by MREIC if it is ultimately determined that the standard of conduct was not met.

MREIC's Articles of Incorporation provide that MREIC must indemnify its directors and officers, whether serving MREIC or at its request any other entity, to the full extent required or permitted by Maryland law, including the advance of expenses under the procedures and to the full extent permitted by law. MREIC's Articles of Incorporation contain a provision which limits a director's or officer's liability for monetary damages to MREIC or its stockholders.

MREIC has entered into Indemnification Agreements with its directors and certain officers which generally provide that MREIC is required to indemnify any director or officer who was, is or becomes a party to or witness or other participant in: (i) any threatened, pending or completed action, suit or proceeding in which such director or officer may be or may have been involved, as a party or otherwise, by reason of the fact that the director or officer was acting in his or her capacity as a director or officer of the Company; or (ii) any inquiry, hearing or investigation that such director or officer in good faith believes might lead to the institution of any such action, suit or proceeding against any and all expenses, to the fullest extent permitted by law.

Item 16.

Exhibits.

Exhibit

Number

Description of Exhibit

Filed herewith:

4.1

Specimen Authorization Card –American Stock Transfer & Trust Company

5

Opinion of Eugene W. Landy, Esq.

23.1

Consent of Eugene W. Landy, Esq. (included in Exhibit 5)

23.2

Consent of PKF O’Connor Davies

24

Powers of Attorney

Item 17.

Undertakings.

MREIC hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

(i)

To include any prospectus required by Section 10(a)(3)of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter.

Provided, however, That paragraphs 1(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant           pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3D and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Freehold, State of New Jersey on March 1, 2012.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

By:

/s/Eugene W. Landy

Eugene W. Landy

President and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/Eugene W. Landy Eugene W. Landy	President and Director	March 1, 2012

/s/Michael P. Landy Michael P. Landy	Chief Operating Officer, Chairman of the Executive Committee and Director	March 1, 2012
/s/Elizabeth Chiarella Elizabeth Chiarella	Secretary	March 1, 2012

/s/Maureen Vecere Maureen Vecere	Chief Financial Officer and Member of the Executive Committee	March 1, 2012

/s/Anna T. Chew Anna T. Chew	Treasurer, Member of the Executive Committee and Director	March 1, 2012

/s/Allison Nagelberg Allison Nagelberg	General Counsel and Member of the Executive Committee	March 1, 2012

/s/Daniel D. Cronheim Daniel D. Cronheim	Director	March 1, 2012

/s/Catherine B. Elflein Catherine B. Elflein	Director	March 1, 2012

/s/Neal Herstik Neal Herstik	Director	March 1, 2012

/s/Matthew I. Hirsch Matthew I. Hirsch	Director	March 1, 2012

/s/Samuel A. Landy Samuel A. Landy	Director	March 1, 2012

/s/Scott L. Robinson	Director	March 1, 2012
Scott L. Robinson

/s/Eugene D. Rothenberg Eugene D. Rothenberg	Director	March 1, 2012

/s/Stephen B. Wolgin Stephen B. Wolgin	Director	March 1, 2012

24

EXHIBIT INDEX

Exhibit

Number

Description of Exhibit

Filed herewith:

4.1

Specimen Authorization Card – American Stock Transfer & Trust

Company

5

Opinion of Eugene W. Landy, Esq.

23.1

Consent of Eugene W. Landy, Esq. (included in Exhibit 5)

23.2

Consent of PKF O’Connor Davies

Powers of Attorney

EXHIBIT 4.1

Specimen Authorization Card – American Stock Transfer & Stock Company

AUTHORIZATION CARD

MONMOUTH REAL ESTATE INVESTMENT CORPORATION DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

I wish to participate in the Dividend Reinvestment and Stock Purchase Plan (the “Plan”) for the purchase of whole and partial shares of Common Stock (“Shares”) of Monmouth Real Estate Investment Corporation (the “Company”) as follows:

FULL DIVIDEND REINVESTMENT.  I want to reinvest dividends on all Shares now or hereafter registered in my name and on all Shares held for me by the Plan Administrator.  I may also make optional cash deposits.

PARTIAL DIVIDEND REINVESTMENT.  I want to reinvest cash dividends on only ________ Shares registered in my name and want my cash dividends on the rest of my Shares.  I understand that dividends on all Shares held for me by the Plan Administrator will be reinvested.  I may also make optional cash deposits.

OPTIONAL CASH DEPOSITS ONLY.  I want to make only optional cash deposits.  I do not want to reinvest dividends on Shares registered in my name.  I understand that dividends on all Shares held for me by the Plan Administrator will be reinvested.  My check in the amount of $___________ is enclosed.

My participation is subject to the provisions of the Plan as set forth in the Prospectus relating to the Shares offered pursuant to the Plan.

________________________

________________________

Social Security or Tax I.D. No.

Date

_________________________

_________________________

Print Name(s) of Registered Owner(s)

Signature(s) of Registered owner(s)

FOR INITIAL ENROLLMENT ONLY:  Make checks payable to American Stock Transfer & Trust Company, P.O. Box 922, Wall Street Station, New York, New York 10269-0560.

SHAREHOLDERS ALL OF WHOSE SHARES ARE IN NOMINEE OR STREET NAME ONLY MAY ELECT OPTIONAL CASH PAYMENTS.  CERTIFICATION ON THE REVERSE OF CARD MUST BE COMPLETED.

OWNER CERTIFICATION OF SHARES IN STREET OR NOMINEE NAME AND ENROLLMENT IN PLAN

(TO BE USED ONLY BY SHAREHOLDERS ALL OF WHOSE SHARES ARE IN NOMINEE OR STREET NAME)

Name of Broker or Nominee Holding Shares for Shareholder:

___________________________________________________________

Number of Shares held by Broker or Nominee:  ______________

I wish to make optional cash payments to the Plan.  My check in the amount of $______ is enclosed.  My Plan Account is to be maintained as follows (PLEASE PRINT):

___________________________________________________________

Name

Street

City

State

Zip

______________________________

Social Security/Tax I.D. No.

_________________________

Date

I HEREBY CERTIFY THAT I AM THE OWNER OF THE SHARES OF MONMOUTH REAL ESTATE INVESTMENT CORPORATION INDICATED ABOVE.

_________________________

Signature

IF ADDRESS IS NOT PROPERLY SHOWN, PLEASE CORRECT BEFORE RETURNING.

THIS IS NOT A PROXY

Exhibit 5

EUGENE W. LANDY, ESQ.

Juniper Business Plaza

Suite 3-C

3499 Route 9 North

Freehold, New Jersey 07728

732-577-9996

March 1, 2012

Monmouth Real Estate Investment Corporation

Juniper Business Plaza

Suite 3-C

3499 Route 9 North

Freehold, New Jersey 07728

Gentlemen:

I have acted as counsel to Monmouth Real Estate Investment Corporation (the “Corporation”) in connection with the Registration Statement of the Corporation on Form S-3D (the “Registration Statement”), under the Securities Act of 1933, as amended, for the registration of 3,000,000 Shares of Common Stock, $.0l par value, of the Corporation (the “Shares”).  The Shares are to be issued under and pursuant to the provisions of the Corporation’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”).  Except as otherwise defined herein, capitalized terms herein are used herein as defined in the Registration Statement.

For purposes of our opinion, I have examined and relied upon:

(a)

A copy of the Articles of Incorporation of the Corporation, as amended to date (the “Articles of Incorporation”);

(b)

A copy of resolutions adopted by the Board of Directors of the Corporation at a meeting held on January 18, 2012, authorizing the issuance and sale of the Shares pursuant to the Plan and related matters, certified by the Secretary of the Corporation; and

(c)

The Registration Statement, including the Plan.

Based on the foregoing and subject to the qualifications stated in the penultimate paragraph of this opinion, it is my opinion:

(1)

The Corporation has been duly established and is existing under its Articles of Incorporation as an incorporated Maryland corporation and has made all filings required to be made under Maryland law.

(2)

The Shares have been duly authorized and reserved for issuance and, when issued and paid for in accordance with the Plan, will be validly issued, fully paid and nonassessable by the Corporation.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

Eugene W. Landy is Chairman of the Board and President of Monmouth Real Estate Investment Corporation.

Very truly yours,

/s/Eugene W. Landy

Eugene W. Landy

EWL:ec

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Monmouth Real Estate Investment Corporation:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3D of our reports dated December 12, 2011 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which reports appear in the Monmouth Real Estate Investment Corporation’s Annual Report on Form 10K for the year ended September 30, 2011.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PKF O’Connor Davies

A Division of O’Connor Davies, LLP

New York, New York

March 1, 2012

EXHIBIT 24

POWERS OF ATTORNEY

We, the undersigned Officers and Directors of Monmouth Real Estate Investment Corporation, hereby severally constitute Eugene W. Landy and Michael P. Landy, and each of them singly, our true and lawful; attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, any and all registration statements and amendments to registration statements filed with the Securities and Exchange Commission for the purpose of registering Shares of Common Stock of Monmouth Real Estate Investment Corporation to be issued pursuant to the Monmouth Real Estate Investment Corporation Dividend Reinvestment and Stock Purchase Plan, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all said registration statements and amendments to registration statements.

WITNESS our hands on the date set forth below.

Signature	Title	Date

/s/Eugene W. Landy Eugene W. Landy	President and Director	March 1, 2012

/s/Michael P. Landy Michael P. Landy	Chief Operating Officer, Chairman of the Executive Committee and Director	March 1, 2012

/s/Elizabeth Chiarella Elizabeth Chiarella	Secretary	March 1, 2012

/s/Maureen Vecere Maureen Vecere	Chief Financial Officer and Member of the Executive Committee	March 1, 2012

/s/Anna T. Chew Anna T. Chew	Treasurer, Member of the Executive Committee and Director	March 1, 2012

/s/Daniel D. Cronheim Daniel D. Cronheim	Director	March 1, 2012

/s/Catherine B. Elflein Catherine B. Elflein	Director	March 1, 2012

/s/Neal Herstik Neal Herstik	Director	March 1, 2012

/s/Matthew I. Hirsch Matthew I. Hirsch	Director	March 1, 2012

/s/Samuel A. Landy Samuel A. Landy	Director	March 1, 2012

/s/Allison Nagelberg Allison Nagelberg	General Counsel and Member of the Executive Committee	March 1, 2012

/s/Scott L. Robinson Scott L. Robinson	Director	March 1, 2012

/s/Eugene D. Rothenberg Eugene D. Rothenberg	Director	March 1, 2012

/s/Stephen B. Wolgin Stephen B. Wolgin	Director	March 1, 2012